Exhibit 4.9-B








                              ALABAMA POWER COMPANY
                                       TO
                              JPMORGAN CHASE BANK,
                                     TRUSTEE


                             -----------------------

                          FOURTH SUPPLEMENTAL INDENTURE

                           DATED AS OF OCTOBER 2, 2002
                             -----------------------


                                  $206,186,000

                       SERIES E JUNIOR SUBORDINATED NOTES

                               DUE OCTOBER 1, 2042












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                               TABLE OF CONTENTS1

                                                                                                               Page
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ARTICLE 1 - Series E Junior Subordinated Notes....................................................................2

   SECTION 101    Establishment...................................................................................2

   SECTION 102    Definitions.....................................................................................2

   SECTION 103    Payment of Principal and Interest...............................................................8

   SECTION 104    Deferral of Interest Payments...................................................................9

   SECTION 105    Denominations..................................................................................10

   SECTION 106    Global Securities..............................................................................10

   SECTION 107    Transfer.......................................................................................11

   SECTION 108    Redemption.....................................................................................11


ARTICLE 2 - Distribution Procedures..............................................................................11

   SECTION 201    Distributions..................................................................................12

   SECTION 202    Distribution Rate..............................................................................13

   SECTION 203    Distribution Periods...........................................................................15


ARTICLE 3 - Remarketing Procedures...............................................................................15

   SECTION 301    Election to Remarket...........................................................................15

   SECTION 302    Notice of Election.............................................................................16

   SECTION 303    Determination of Distribution Rate.............................................................17

   SECTION 304.   Remarketing Agent..............................................................................18


ARTICLE 4 - Miscellaneous Provisions.............................................................................18

   SECTION 401    Recitals by Company............................................................................18

   SECTION 402    Ratification and Incorporation of Original Indenture...........................................18

   SECTION 403    Executed in Counterparts.......................................................................19


EXHIBIT A.........................................................................................................1

EXHIBIT B.........................................................................................................1


__________
1    This table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.
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                  THIS FOURTH SUPPLEMENTAL INDENTURE is made as of the 2nd day of October, 2002, by and between ALABAMA POWER COMPANY, an Alabama corporation, 600 North 18th Street, Birmingham, Alabama 35291 (the "Company"), and JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), a New York banking corporation, 450 West 33rd Street, New York, New York 10001 (the "Trustee").


                              W I T N E S S E T H:


                  WHEREAS, the Company has heretofore entered into a Subordinated Note Indenture, dated as of January 1, 1997 (the "Original Indenture") with JPMorgan Chase Bank (formerly known as The Chase Manhattan
Bank);

                  WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented by the First Supplemental Indenture dated as of January 1, 1997, the Second Supplemental Indenture dated as of February 25, 1999, the Third Supplemental Indenture dated as of October 2, 2002 and this Fourth Supplemental Indenture dated as of October 2, 2002, is herein called the "Indenture";


                  WHEREAS, under the Original Indenture, a new series of Junior Subordinated Notes may at any time be established by the Board of Directors of the Company in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

                  WHEREAS, the Company proposes to create under the Indenture a new series of Junior Subordinated Notes;

                  WHEREAS, additional Junior Subordinated Notes of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

                  WHEREAS, all conditions necessary to authorize the execution and delivery of this Fourth Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

                  NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:



                                    ARTICLE 1

                       Series E Junior Subordinated Notes

                  SECTION 101.    Establishment.
                                  -------------

                  There is hereby established a new series of Junior Subordinated Notes to be issued under the Indenture, to be designated as the Company's Series E Junior Subordinated Notes due October 1, 2042 (the "Series E Notes").

                  There are to be authenticated and delivered $206,186,000 aggregate principal amount of Series E Notes, and no further Series E Notes shall be authenticated and delivered except as provided by Sections 203, 303, 304, 907 or 1107 of the Original Indenture. The Series E Notes shall be issued in definitive fully registered form.

                  The Series E Notes shall be in substantially the form set out in Exhibit A hereto. The entire principal amount of the Series E Notes shall initially be evidenced by one certificate issued to the Property Trustee of Alabama Power Capital Trust V.

                  The form of the Trustee's Certificate of Authentication for the Series E Notes shall be in substantially the form set forth in Exhibit B hereto.

                  Each Series E Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

                  SECTION 102.    Definitions.
                                  -----------

                  The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.
                  "Additional Interest" with respect to the Series E Notes means
(i) such additional amounts as may be required so that the net amounts received and retained by the Holder (if the Holder is the Securities Trust) after paying taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority will not be less than the amounts the Holder would have received had no such taxes, duties, assessments, or other governmental charges been imposed; and (ii) any interest due and not paid on an Interest Payment Date, together with interest thereon from such Interest Payment Date to the date of payment on each Interest Payment Date.

                  "Administrative Trustee" means each of the individuals identified as an "Administrative Trustee" in the Trust Agreement.

                  "Bankruptcy Event" means, with respect to any Person:
                           (i) the entry of a decree or order by a court having
                  jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under federal bankruptcy law or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator or other similar official of such Person or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of such decree or order unstayed and in effect for a period of 60 consecutive days; or

                           (ii) the institution by such Person of proceedings to
                  be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of action by such Person in furtherance of any such action.

                  "Business Day" means a day other than (i) a Saturday or a Sunday, (ii) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed, (iii) a day on which the Corporate Trust Office or the Indenture Trustee's principal corporate trust office is closed for business or (iv) a day on which the New York Stock Exchange is closed.

                  "Calculation Agent" means JPMorgan Chase Bank, its successors and assigns, or such other bank or trust company appointed to such capacity by the Company and the Administrative Trustees.

                  "Calculation Agent Agreement" means the agreement among the Company, the Trust and JPMorgan Chase Bank, as calculation agent, dated as of October 2, 2002.

                  "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act. The Depository Trust Company will be the initial Clearing Agency.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                  "Company" means Alabama Power Company.

                  "Deferred Interest" means each installment of interest not paid during any Extension Period, and interest thereon. Deferred installments of interest shall bear interest at the rate of the prevailing Interest Rate per annum from the applicable Interest Payment Date to the date of payment, compounded on each Interest Payment Date.

                  "Definitive Preferred Securities Certificates" means Preferred Securities Certificates issued in certificated, fully registered form as provided in the Trust Agreement.

                  "Distribution Payment Date" means each day on which Distributions are payable on the Preferred Securities determined based on the prevailing Distribution Rate.

                  "Distribution Period" means each semiannual period in a Fixed Rate Period and each quarterly period in a Floating Rate Period for which Distributions are payable on the Trust Securities.

                  "Distribution Rate" means the rate at which Distributions will accrue on the Trust Securities.

                  "Distributions" means amounts payable in respect of the Preferred Securities pursuant to Section 4.01 of the Trust Agreement.

                  "Election Date" means a date that is no later than the fifth Business Day prior to the proposed Remarketing Date.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Extension Period" means any period during which the Company has elected to defer payments of interest on the Series E Notes, which deferral may be for a period of up to five years.

                   "Fixed Rate" means the Distribution Rate during a Fixed Rate Period as determined by a Remarketing.

                  "Fixed Rate Period" means the Initial Fixed Rate Period and each period set by the Company and the Administrative Trustees during a Remarketing for which the Fixed Rate determined in such Remarketing will apply, provided, however, that a Fixed Rate Period must be for a duration of at least six months, may not extend beyond the stated maturity of the Series E Notes, shall begin on the first day of a calendar quarter upon the expiration of the preceding Fixed Rate Period or Distribution Period with respect to the current Floating Rate Period (except for the Initial Fixed Rate Period) and may not end on a day other than the last day of a calendar quarter.

                  "Floating Rate" means 3-month LIBOR plus 3.10%, reset quarterly.

                  "Floating Rate Determination Date" means the second London Business Day immediately preceding the first day of the relevant Distribution Period in the Floating Rate Period.

                  "Floating Rate Period" means any period during which a Floating Rate is in effect.

                   "Initial Fixed Rate Period" means the period from the Original Issue Date through September 30, 2009.

                  "Initial Distribution Rate" means 5.50% per annum.

                  "Interest Payment Dates" means the dates on which interest on the Series E Notes is payable.

                  "Interest Period" means the period for which interest on the Series E Notes is payable.

                  "Interest Rate" means the rate at which interest shall accrue on the Series E Notes.

                  "1940 Act" means the Investment Company Act of 1940, as amended.

                  "Investment Company Event" means that the Administrative Trustees and the Company shall have received an Opinion of Counsel to the effect that, as a result of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority after the Original Issue Date, there is more than an insubstantial risk that the Securities Trust is or will be considered an investment company under the 1940 Act.

                  "London Business Day" means a day that is a Business Day and a day on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

                  "Original Issue Date" means October 2, 2002.

                  "Preferred Security" means an undivided beneficial ownership interest in the assets of the Securities Trust having a Liquidation Amount of $1,000 and having rights provided therefor in the Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

                  "Preferred Securities Certificate" means a certificate evidencing ownership of a Preferred Security or Securities, substantially in the form attached as Exhibit A to the Trust Agreement.

                  "Property Trustee" means the commercial bank or trust company identified as the "Property Trustee" in the Trust Agreement solely in its capacity as Property Trustee of the Trust.

                  "Record Date" with respect to any Interest Payment Date means the opening of business on the Business Day immediately preceding an Interest Payment Date.

                  "Redemption Date" has the meaning set forth in Section 108.

                  "Remarketing" means the conduct by which a Fixed Rate shall be determined in accordance with the Remarketing Procedures.

                  "Remarketing Agent" means Lehman Brothers Inc., its successors or assigns, or such other remarketing agent appointed to such capacity by the Administrative Trustees.

                  "Remarketing Agreement" means the agreement among the Company, the Trust and Lehman Brothers Inc., as remarketing agent, dated October 2, 2002.

                  "Remarketing Date" means any Business Day no later than the third Business Day prior to any Remarketing Settlement Date.

                  "Remarketing Procedures" means those procedures set forth in
Article 3.

                  "Remarketing Settlement Date" means the first Business Day of the next Distribution Period following the Distribution Period in which a Remarketing has occurred.

                  "Securities Trust" or "Trust" means Alabama Power Capital Trust V, a statutory trust formed by the Company under Delaware law to issue Trust Securities, the proceeds of which will be used to purchase Series E Notes.

                  "Securityholder" or "Holder" when used with respect to a Trust Security means a Person in whose name a Trust Security or Securities is registered in the Securities Register for the Trust Securities; any such Person is a beneficial owner within the meaning of the Delaware Statutory Trust Act.

                  "Special Event" means an Investment Company Act Event or Tax Event.

                  "Stated Maturity" means October 1, 2042.

                  "Tax Event" means that the Administrative Trustees and the Company shall have received an Opinion of Counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations, there is more than an insubstantial risk that (i) the Securities Trust would be subject to United States federal income tax with respect to income accrued or received on the Series E Notes, (ii) interest payable on the Series E Notes would not be deductible by the Company for United States federal income tax purposes, or (iii) the Securities Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges, which change or amendment becomes effective on or after the Original Issue Date.

                  "Telerate Page 3750" means the display designated on page 3750 on Moneyline Telerate (or such other page as may replace the 3750 page on the service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

                  "3-month LIBOR" means for any Floating Rate Determination Date, the offered rate in U.S. dollars having an index maturity of three months for a period commencing on the second London Business Day immediately following the Floating Rate Determination Date in amounts of not less than $1,000,000, as such rate appears on Telerate Page 3750 or a successor reporter of such rates selected by the Calculation Agent and acceptable to the Company, at approximately 11:00 a.m., London time, on the Floating Rate Determination Date.

                  "Trust Agreement" means the Alabama Power Capital Trust V Amended and Restated Trust Agreement among the Company and the Trustees dated as of October 1, 2002.

                  "Trust Agreement Event of Default" means any one of the following events (whatever the reason for such Trust Agreement Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                           (i) the occurrence of an Event of Default; or

                           (ii) default by the Securities Trust in the payment
                  of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

                           (iii)  default by the  Securities  Trust in the
payment of any redemption price of any Trust Security when it becomes due and payable; or

                           (iv) default in the performance, or breach, of any
                  covenant or warranty of the Trustees in the Trust Agreement (other than a covenant or warranty a default in whose performance or breach is dealt with in clause (ii) or (iii) above) and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Trustees by the Holders of at least 10% in liquidation amount of the Outstanding (as defined in the Trust Agreement) Preferred Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                           (v) the occurrence of a Bankruptcy Event with
respect to the Securities Trust.

                  "Trustees" means the Persons identified as "Trustees" in the Trust Agreement.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

                  "Trust Security" means any one of the Common Securities (as defined in the Trust Agreement) or the Preferred Securities.

                  SECTION 103.    Payment of Principal and Interest.
                                  ---------------------------------

                  The unpaid principal amount of the Series E Notes shall bear interest at the Interest Rate per annum until paid or duly provided for. Interest shall be paid on each Interest Payment Date to the Person in whose name the Series E Notes are registered on the Record Date for such Interest Payment Date, provided that interest payable at the Stated Maturity of principal or on a Redemption Date as provided herein will be paid to the Person to whom principal is payable. So long as an Extension Period is not occurring, any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Record Date and may either be paid to the Person or Persons in whose name the Series E Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee ("Special Record Date"), notice whereof shall be given to Holders of the Series E Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Series E Notes shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

                  While the Preferred Securities are outstanding (i) the Interest Rate will be equal to the Distribution Rate payable on the Preferred Securities, (ii) the Interest Periods will be the same as Distribution Periods for the Preferred Securities and (iii) the Interest Payment Dates will be the same as the Distribution Payment Dates for the Preferred Securities.

                  If the Securities Trust is terminated and the Series E Notes are distributed to the holders of the Preferred Securities, the interest payable, Interest Rate, Interest Periods and Interest Payment Dates will be determined in the same manner as the Distributions, Distribution Rate, Distribution Periods and Distribution Payment Dates for the Preferred Securities and the Remarketing Procedures shall remain the same except: (i) the effects of the Trust Agreement Events of Default shall be occasioned only by the Events of Default and (ii) the cure and waiver provisions relating to the Trust Agreement Events of Default shall be superceded by the cure and waiver provisions relating to the Events of Default.

                  Payment of the principal and interest (including Additional Interest, if any) due at the Stated Maturity or earlier redemption of the Series E Notes shall be made upon surrender of the Series E Notes at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment
Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

                  The Company shall pay, as additional interest on the Series E Notes, when due to the United States or any other taxing authority, the amounts set forth in clause (i) of the definition of Additional Interest.

                  SECTION 104.    Deferral of Interest Payments.
                                  -----------------------------

                  The Company has the right to defer payments of interest on the Series E Notes by extending the interest payment period from time to time on the Series E Notes (an "Extension Period"). During an Extension Period, interest will continue to accrue on the Series E Notes.

                  If the Company decides to defer interest payments on the Series E Notes, the Extension Period shall not exceed five consecutive years. An Extension Period shall not extend beyond the stated maturity of the Series E Notes. Prior to the termination of any Extension Period, the Company may further defer payments of interest provided that the Extension Period, together with all previous and further extensions thereof, may not exceed five consecutive years. There could be multiple Extension Periods of varying lengths throughout the term of the Series E Notes. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extension Period, subject to the above limitations and requirements. Upon the termination of any Extension Period, which termination shall be on an Interest Payment Date, the Company shall pay all Deferred Interest on the next succeeding Interest Payment Date to the Person in whose name the Series E Notes are registered on the Record Date for such Interest Payment Date, provided that Deferred Interest payable at Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable.

                  If the Company shall have given notice of its election to select any Extension Period, the Company shall not (i) declare or pay any dividend or distribution on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, or make any guarantee payments with respect to the foregoing and (ii) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees other than its guarantee of the Preferred Securities issued by the Securities Trust) issued by the Company that rank pari passu with or junior to the Series E Notes.

                  The Company shall give the Holder or Holders of the Series E Notes, the Trustee, the Remarketing Agent and the Calculation Agent, notice as provided in Sections 105 and 106, respectively, of the Original Indenture of its selection or extension of an Extension Period at least one Business Day prior to the earlier of (i) the Record Date relating to the Interest Payment Date on which the Extension Period is to commence or relating to the Interest Payment Date on which an Extension Period that is being extended would otherwise terminate, or (ii) the date the Company or the Securities Trust is required to give notice to any applicable self-regulatory organization of the record date or the date such distributions are payable. The Company shall cause the Securities Trust to give notice of the Company's selection of such Extension Period to Holders of the Trust Securities, the Calculation Agent and the Remarketing Agent.

                  At any time any of the foregoing notices are given to the Trustee, the Company shall give to the Paying Agent for the Series E Notes such information as said Paying Agent shall reasonably require in order to fulfill its tax reporting obligations with respect to such Series E Notes.

                  SECTION 105.    Denominations.
                                  -------------

                  The Series E Notes may be issued in the denominations of $1,000, or any integral multiple thereof.

                  SECTION 106.    Global Securities.
                                  -----------------

                  If the Series E Notes are distributed to Holders of the Trust Securities of the Securities Trust in liquidation of such Holders' interests therein, the Series E Notes will be issued in the form of one or more Global Securities registered in the name of the Depositary (which shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Series E Notes represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Series E Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

                  Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Series E Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of Holders of such Global Security shall be exercised only through the Depositary.

                  A Global Security shall be exchangeable for Series E Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed, or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed, (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable, or (iii) there shall have occurred an Event of Default with respect to the Series E Notes. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series E Notes registered in such names as the Depositary shall direct.

                  SECTION 107.    Transfer.
                                  --------

                  No service charge will be made for any transfer or exchange of Series E Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                  The Company shall not be required (a) to issue, transfer or exchange any Series E Notes during a period beginning at the opening of business fifteen (15) days before the day of the mailing of a notice of redemption, and ending at the close of business on the day of the mailing, or (b) to transfer or exchange any Series E Notes called for redemption.

                  SECTION 108.    Redemption.
                                  ----------

                  The Series E Notes shall be subject to redemption at the option of the Company, in whole, but not in part, without premium or penalty, at any time or from time to time on the last Interest Payment Date relating to any Fixed Rate Period and on any Interest Payment Date relating to a Floating Rate Period, at a Redemption Price equal to 100% of the principal amount to be redeemed plus accrued but unpaid interest, including Additional Interest, if any, to the Redemption Date. In addition, upon the occurrence of a Special Event at any time, the Company may, within ninety (90) days following the occurrence thereof and subject to the terms and conditions of the Indenture, elect to redeem the Series E Notes, in whole, but not in part, at a price equal to 100% of the principal amount to be redeemed plus any accrued but unpaid interest (including Additional Interest) to the date of redemption (any date of redemption as provided for in this paragraph herein called a "Redemption Date").

                  The Series E Notes will not have a sinking fund.

                  Notice of redemption shall be given as provided in Section 1104 of the Original Indenture.


                                    ARTICLE 2

                             Distribution Procedures

                  Article 2 sets forth the procedures to determine the Distribution Rate, Distribution Periods and Distribution Payment Dates for the Preferred Securities. While the Preferred Securities are outstanding, the Interest Rate, Interest Periods, Interest Payment Dates and associated terms relating to the Series E Notes shall be the same as the Distribution Rate, Distribution Periods and Distribution Payment Dates and associated terms relating to the Preferred Securities. If the Securities Trust is terminated and the Series E Notes are distributed to the holders of the Preferred Securities, subject to Section 103 herein, the below described procedures will be directly applicable to the Series E Notes.

                  SECTION 201.    Distributions.
                                  -------------

                  Distributions shall accrue from the Original Issue Date until the Redemption Date (as defined in the Trust Agreement). During the Initial Fixed Rate Period, Distributions will be payable semiannually in arrears on April 1 and October 1 of each year, commencing on April 1, 2003. During any Fixed Rate Period, other than the Initial Fixed Rate Period, Distributions will be payable semiannually in arrears on the first day of the calendar quarter that begins six months after the first day of the Fixed Rate Period and on the first day of each second quarter thereafter during such Fixed Rate Period. During any Floating Rate Period, Distributions will be payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year.

                  If any Distribution Payment Date with respect to a Fixed Rate Period is not a Business Day, Distributions will be payable, without interest, on the immediately succeeding Business Day, with the same force and effect as if payment was made on the date such payment was originally payable. If any Distribution Payment Date with respect to a Floating Rate Period is not a Business Day, then Distributions will be payable on the immediately succeeding Business Day and Distributions (except for a Distribution Payment Date that coincides with the Redemption Date (as defined in the Trust Agreement)) shall accrue to the actual payment date.

                  The amount of Distributions payable on each Distribution Payment Date relating to a Fixed Rate Period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of Distributions payable on each Distribution Payment Date in respect of a Floating Rate Period will be computed by multiplying the per annum Distribution Rate in effect for such Distribution Period by a fraction, the numerator of which will be the actual number of days in such Distribution Period (or portion thereof) (determined by including the first day thereof and excluding the last thereof) and the denominator of which will be 360, and multiplying the rate so obtained by $1,000.

                  Distributions on the Preferred Securities will be deferred during any Extension Period but will continue to accrue. The payment of such Distributions, together with any interest thereon, will be distributed to the Holders of Trust Securities as received at the end of any Extension Period.

                  Distributions on the Trust Securities shall be made and shall be deemed payable on each Distribution Payment Date only to the extent that the Trust has legally and immediately available funds in the Payment Account (as defined in the Trust Agreement) for the payment of such Distributions.

                  Distributions, including Additional Amounts, if any, on the Trust Securities on each Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities on the Record Date.

                  Each Trust Security upon registration of transfer of or in exchange for or in lieu of any other Trust Security shall carry the rights of Distributions accrued (including Additional Amounts, if any) and unpaid, and to accrue (including Additional Amounts, if any), which were carried by such other Trust Security.

                  SECTION 202.    Distribution Rate.
                                  -----------------

                  During the Initial Fixed Rate Period, the Distribution Rate shall be the Initial Distribution Rate.

                  Prior to the expiration of the Initial Fixed Rate Period and any subsequent Fixed Rate Period or Distribution Period with respect to a Floating Rate Period, the Company and the Administrative Trustees will have the option to remarket the Preferred Securities to establish a new Fixed Rate for a new Fixed Rate Period (to take effect upon expiration of such Fixed Rate Period or Distribution Period within the current Floating Rate Period, as the case may
be). If the Company and the Administrative Trustees elect to conduct a Remarketing of the Preferred Securities for a new Fixed Rate Period, the Company and Administrative Trustees shall not less than 20 nor more than 35 Business Days prior to the related Election Date, notify the Clearing Agency, Property Trustee, Indenture Trustee, Calculation Agent and Remarketing Agent. If the Preferred Securities are not issued in global, fully registered form to the Clearing Agency, such notice shall be delivered to the Holders of the Preferred Securities instead of the Clearing Agency. Such notice shall indicate the length of the proposed new Fixed Rate Period and the proposed Remarketing Date. The Company and the Administrative Trustees shall have the right to terminate a Remarketing at any time prior to the Election Date by notice of such termination to the Clearing Agency, the Remarketing Agent, the Property Trustee, the Indenture Trustee and the Calculation Agent.

                  If the Remarketing Agent has determined that it will be able to remarket all Preferred Securities tendered or deemed tendered for purchase in the Remarketing at a Fixed Rate and at a price of $1,000 per Preferred Security, on such Remarketing Date, the Distribution Rate for the new Fixed Rate Period will be the Fixed Rate determined by the Remarketing Agent, which will be the rate per annum (rounded to the nearest one-thousandth (0.001) of one percent per annum) which the Remarketing Agent determines, in its sole judgment, to be the lowest Fixed Rate per annum, if any, that will enable it to remarket all Preferred Securities tendered or deemed tendered for Remarketing at a price of $1,000 per Preferred Security.

                  If the Company and the Administrative Trustees do not elect to remarket the Preferred Securities or have terminated a Remarketing or the Remarketing Agent is unable to remarket all of the Preferred Securities tendered or deemed tendered for a purchase price of $1,000 per Preferred Security, the Distribution Rate shall be the Floating Rate and the new Distribution Period shall be a Floating Rate Period.

                  The Calculation Agent shall calculate the Floating Rate as follows:

                  (1) The Calculation Agent shall calculate the Floating Rate with respect to each Distribution Period in a Floating Rate Period by determining 3-month LIBOR as of the Floating Rate Determination Date preceding such Distribution Period, in which case, the Floating Rate will be 3-month LIBOR plus 3.10%.

                  (2) In the event no 3-month LIBOR appears on Telerate Page 3750 as of approximately 11:00 a.m., London time, on a Floating Rate Determination Date, the Calculation Agent shall request the principal London offices of each of four major banks in the London interbank market selected by the Calculation Agent (after consultation with the Company) to provide a quotation of the rate (the "Rate Quotation") at which three-month deposits in amounts of not less than $1,000,000 are offered by it to prime banks in the London interbank market, as of approximately 11:00 a.m., London time, on such Floating Rate Determination Date, that is representative of single transactions at such time (the "Representative Amounts"). If at least two Rate Quotations are provided, the Floating Rate will be the arithmetic mean of the Rate Quotations obtained by the Calculation Agent, plus 3.10%.

                  (3) In the event no 3-month LIBOR appears on Telerate Page 3750 as of approximately 11:00 a.m., London time, on a Floating Rate Determination Date and there are fewer than two Rate Quotations, the Floating Rate will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on such Floating Rate Determination Date, by three major banks in New York City selected by the Calculation Agent (after consultation with the Company), for loans in Representative Amounts in U.S. dollars to leading European banks, having an index maturity of three months for a period commencing on the second London Business Day immediately following such Floating Rate Determination Date, plus 3.10%; provided, however, that if fewer than three banks selected by the Calculation Agent are quoting such rates, the Floating Rate for the applicable Floating Rate Period will be the Floating Rate in effect for the preceding Floating Rate Period.

                  If the Company elects to defer interest during a Fixed Rate Period, Distributions will continue to accrue at the Fixed Rate until the expiration of the Fixed Rate Period. Prior to the expiration of such Fixed Rate Period and any Fixed Rate Period during the Extension Period, the Company and the Administrative Trustees will have the option to remarket the Preferred Securities for a new Fixed Rate Period (to take effect upon expiration of such Fixed Rate Period). If the Company and the Trust do not remarket the Preferred Securities, the Floating Rate during the Extension Period shall be determined as provided herein, but shall not be less than the Fixed Rate for the Fixed Rate Period just ended. If the Company elects to defer interest during a Floating Rate Period, Distributions will continue to accrue at the applicable Floating Rate, reset quarterly, subject to the right of the Company and the Administrative Trustees to remarket the Preferred Securities prior to any Distribution Payment Date in order to establish a new Fixed Rate for a new Fixed Rate Period in accordance with the procedures set forth herein.



                  SECTION 203.    Distribution Periods.
                                  --------------------

                  In accordance with Section 202 and the Remarketing Procedures, the Company and the Trust may, prior to the expiration of a Fixed Rate Period or to a Distribution Payment Date with respect to a Floating Rate Period, elect to remarket the Preferred Securities to establish a new Fixed Rate for a new Fixed Rate Period. A Fixed Rate Period must be for a duration of at least six months, may not extend beyond the Stated Maturity of the Series E Notes, shall begin on the first day of a calendar quarter (other than the Initial Fixed Rate Period) and may not end on a day other than the last day of a calendar quarter. If a new Fixed Rate for a new Fixed Rate Period is set in a Remarketing, a new Fixed Rate Period shall commence following the expiration of the then current Fixed Rate Period or Distribution Period within the current Floating Rate Period, as the case may be. If a new Fixed Rate for a new Fixed Rate Period is not set, for any reason, a Floating Rate Period, and the Floating Rate, reset quarterly, shall be in effect until the Company and the Administrative Trustees remarket the Preferred Securities and set a new Fixed Rate for a new Fixed Rate Period in accordance with the procedures set forth herein.


                                    ARTICLE 3

                             Remarketing Procedures

                  Article 3 sets forth the Remarketing Procedures as set forth in the Trust Agreement to determine the applicable Fixed Rate for the Preferred Securities. If the Securities Trust is terminated and the Series E Notes are distributed to the holders of the Preferred Securities subject to Section 103 herein, the below described procedures will be directly applicable to the Series E Notes.

                  SECTION 301.    Election to Remarket.
                                  --------------------

                  If the Company and the Administrative Trustees elect to conduct a remarketing, the Trust, not less than 20 nor more than 35 Business Days prior to the related Election Date, is required to give the notice of remarketing of the Preferred Securities to the Clearing Agency, Property Trustee, Indenture Trustee, Calculation Agent and Remarketing Agent. If the Preferred Securities are not issued in global, fully registered form, such notice shall be delivered to the Holders of the Preferred Securities instead of the Clearing Agency. Such notice will describe the Remarketing and will indicate the length of the proposed new Fixed Rate Period and the proposed Remarketing Date. At any time prior to the Election Date, the Company and the Administrative Trustees may elect to terminate a Remarketing by giving the Clearing Agency, the Remarketing Agent, the Property Trustee, the Indenture Trustee and the Calculation Agent notice of such termination.

                  SECTION 302.    Notice of Election

                  Not later than 4:00 P.M., New York City time, on an Election Date, each Holder of Preferred Securities may give (through the facilities of the Clearing Agency in the case of Book-Entry Preferred Securities Certificates (as defined in the Trust Agreement)), a notice to the Property Trustee of its election ("Notice of Election") (i) to retain and not to have all or any portion of the Preferred Securities owned by it remarketed in the Remarketing or (ii) to tender all or any portion of such Preferred Securities for purchase in the Remarketing (such portion, in either case, is required to be in the Liquidation Amount (as defined in the Trust Agreement) of $1,000 or any integral multiple thereof). Any Notice of Election given to the Property Trustee will be irrevocable and may not be conditioned upon the level at which the Fixed Rate is established in the Remarketing. Promptly after 4:30 P.M., New York City time, on such Election Date, the Property Trustee, based on the Notices of Election received by it through the Clearing Agency (or from the Holders if Definitive Preferred Securities Certificates have been issued) prior to such time, will notify the Trust, the Company and the Remarketing Agent of the number of Preferred Securities to be retained by holders of Preferred Securities and the number of Preferred Securities tendered for purchase in the Remarketing.

                  If any Holder of Preferred Securities gives a Notice of Election to tender Preferred Securities as described above, the Preferred Securities so subject to such Notice of Election will be deemed tendered for purchase in the Remarketing, notwithstanding any failure by such Holder to deliver or properly deliver such Preferred Securities to the Remarketing Agent for purchase. If any Holder of Preferred Securities fails timely to deliver a Notice of Election, as described above, such Preferred Securities will be deemed tendered for purchase in such Remarketing, notwithstanding such failure or the failure by such Holder to deliver or properly deliver such Preferred Securities to the Remarketing Agent for purchase.

                  The right of each Holder of Preferred Securities to have Preferred Securities tendered for purchase shall be limited to the extent that
(i) the Remarketing Agent conducts a Remarketing pursuant to the terms of the Remarketing Agreement, (ii) Preferred Securities tendered have not been called for redemption, (iii) the Remarketing Agent is able to find a purchaser or purchasers for tendered Preferred Securities at a Fixed Rate and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent.

                  Any Holder of Preferred Securities that desires to continue to retain a number of Preferred Securities, but only if the Fixed Rate is not less than a specified rate per annum, should submit a Notice of Election to tender such Preferred Securities and separately notify the Remarketing Agent of its interest at the telephone number set forth in the notice of Remarketing. If such Holder so notifies the Remarketing Agent, the Remarketing Agent will give priority to such Holder's purchase of such number of Preferred Securities in the Remarketing, providing that the Fixed Rate is not less than such specified rate.

                  SECTION 303.    Determination of Distribution Rate.
                                  ----------------------------------

                  If Holders submit Notices of Election to retain all of the Preferred Securities then outstanding, the Fixed Rate will be the rate determined by the Remarketing Agent, in its sole discretion, as the rate that would have been established had a Remarketing been held on the related Remarketing Date.

                  On any Remarketing Date on which the remarketing is to be conducted, the Remarketing Agent will use commercially reasonable efforts to remarket, at a price equal to 100% of the Liquidation Amount thereof, Preferred Securities tendered or deemed tendered for purchase. Except as provided in the previous paragraph of this Section 303, if, as a result of such efforts, on any Remarketing Date, the Remarketing Agent has determined that it will be able to remarket all Preferred Securities tendered or deemed tendered for purchase in the Remarketing at a Fixed Rate and at a price of $1,000 per Preferred Security, prior to 4:00 P.M., New York City time, on such Remarketing Date, the Remarketing Agent will determine the Fixed Rate, which will be the rate per annum (rounded to the nearest one-thousandth (0.001) of one percent per annum) which the Remarketing Agent determines, in its sole judgment, to be the lowest Fixed Rate per annum, if any, that will enable it to remarket all Preferred Securities tendered or deemed tendered for remarketing at a price of $1,000 per Preferred Security.

                  If the Remarketing Agent is unable to remarket by 4:00 P.M., New York City time on the third Business Day prior to the Remarketing Settlement Date, all Preferred Securities tendered or deemed tendered for a purchase at a price of $1,000 per Preferred Security, the Distribution Rate for the next Distribution Period shall be the Floating Rate. In such case, no Preferred Securities will be sold in the Remarketing and each Holder will continue to hold its Preferred Securities at the Floating Rate.

                  All Preferred Securities tendered or deemed tendered in the Remarketing will be automatically delivered to the account of the Remarketing Agent through the facilities of the Clearing Agency against payment of the purchase price therefor on the Remarketing Settlement Date. The Remarketing Agent will make payment to the Clearing Agency Participant of each tendering holder of Preferred Securities in the Remarketing through the facilities of the Clearing Agency by the close of business on the Remarketing Settlement Date.

                  In accordance with the Clearing Agency's normal procedures, on the Remarketing Settlement Date, the transaction described above with respect to each Preferred Security tendered for purchase and sold in the Remarketing, will be executed through the Clearing Agency Participants, will be debited and credited and such Preferred Securities delivered by book entry as necessary to effect purchases and sales of such Preferred Securities. The Clearing Agency is expected to make payment in accordance with its normal procedures.

                  If any Holder selling Preferred Securities in the Remarketing fails to deliver such Preferred Securities, the Clearing Agency Participant of such selling Holder and of any other person that was to have purchased Preferred Securities in the Remarketing may deliver to any such other person a number of Preferred Securities that is less than the number of Preferred Securities that otherwise was to be purchased by such person. In such event, the number of Preferred Securities to be so delivered will be determined by such Clearing Agency Participant and delivery of such lesser number of Preferred Securities will constitute good delivery.

                  The previous three paragraphs shall not apply if Definitive Preferred Securities Certificates have been issued.

                  The Remarketing Agent is not obligated to purchase any Preferred Securities that would otherwise remain unsold in a Remarketing. Neither the Trust, any trustee of the Securities Trust, the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Preferred Securities for Remarketing.

                  SECTION 304.      Remarketing Agent

                  Prior to the issuance of the Preferred Securities, the Company and the Securities Trust will enter into the Remarketing Agreement with the Remarketing Agent, providing, among other things, that the Remarketing Agent will follow the Remarketing Procedures for the purposes of determining the applicable Fixed Rate. The Company will pay the Remarketing Agent compensation for its services under the Remarketing Agreement.


                                    ARTICLE 4

                            Miscellaneous Provisions

                  SECTION 401.    Recitals by Company.
                                  -------------------

                  The recitals in this Fourth Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of Series E Notes and of this Fourth Supplemental Indenture as fully and with like effect as if set forth herein in full.

                  SECTION 402. Ratification and Incorporation of Original Indenture.


                  As heretofore supplemented and as supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture, as heretofore supplemented and modified, and this Fourth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

                  SECTION 403.    Executed in Counterparts.
                                  ------------------------

                  This Fourth Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.


ATTEST:                                 ALABAMA POWER COMPANY

By:                                     By:
    ---------------------------
        Assistant Secretary            Executive Vice President, Chief
                                       Financial Officer and Treasurer


ATTEST:                                JPMORGAN CHASE BANK


By:                                    By:
    Trust Officer                             Vice President

                                    EXHIBIT A

NO. 1                                                CUSIP NO. __________

THE INDEBTEDNESS EVIDENCED BY THIS SECURITY IS, TO THE EXTENT PROVIDED IN THE INDENTURE, SUBORDINATE AND SUBJECT IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL OF ALL SENIOR INDEBTEDNESS AND THIS SECURITY IS ISSUED SUBJECT TO THE PROVISIONS OF THE INDENTURE WITH RESPECT THERETO.

                              ALABAMA POWER COMPANY
                        SERIES E JUNIOR SUBORDINATED NOTE
                               DUE OCTOBER 1, 2042

Principal Amount:          $_________
Record Date:           Business Day immediately preceding the Interest
Payment Date
Original Issue Date:       October 2, 2002
Stated Maturity:           October 1, 2042
Interest Rate:             Determined by procedures set forth in the Indenture
Interest Payment Dates:    Determined by procedures set forth in the Indenture
Authorized Denomination:   $1,000

                  Alabama Power Company, an Alabama corporation (the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ________________, or registered assigns, the principal sum of ______________ DOLLARS ($_________) on the Stated Maturity shown above (or upon earlier redemption), and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on each Interest Payment Date commencing on the Interest Payment Date next succeeding the Original Issue Date shown above and on the Stated Maturity (or upon earlier redemption) at the prevailing Interest Rate until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or on a Redemption Date) will, as provided in such Indenture, be paid to the Person in whose name this Note (the "Note") is registered on the Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this Note is registered on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

                  Payments of interest on this Note in respect of a Floating Rate Period (or a portion thereof) will be computed by multiplying the per annum Interest Rate in effect for such Floating Rate Period by a fraction, the numerator of which will be the actual number of days in such Floating Rate Period (or portion thereof) (determined by including the first day thereof and excluding the last thereof) and the denominator of which will be 360, and multiplying the rate so obtained by the principal amount hereof. The amount of interest on this Note payable on each Interest Payment Date in respect of a Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

                  The Company has the right to defer payments of interest on this Note by extending the interest payment period from time to time on this Note (an "Extension Period").

                  If the Company decides to defer interest payments on this Note, the Extension Period shall not exceed five consecutive years. An Extension Period shall not extend beyond the stated maturity of this Note. Prior to the termination of any Extension Period, the Company may further defer payments of interest provided that the Extension Period, together with all such previous and further extensions thereof, may not exceed five consecutive years. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may select a new Extension Period, subject to the above requirements. There could be multiple Extension Periods of varying lengths throughout the term of this Note.

                  During an Extension Period unpaid interest (together with interest thereon) will compound on each Interest Payment Date at the prevailing Interest Rate ("Deferred Interest"). Upon the termination of each Extension Period, which shall be an Interest Payment Date, the Company shall pay all Deferred Interest on the next succeeding Interest Payment Date to the Person in whose name this Note is registered at the close of business on the Record Date for such Interest Payment Date, provided that any Deferred Interest payable at Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable.

                  If the Company shall have given notice of its election to select any Extension Period, the Company shall not (i) declare or pay any dividend or distribution on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, or make any guarantee payments with respect to the foregoing and (ii) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees other than its guarantee of the Preferred Securities issued by the Securities Trust) issued by the Company that rank pari passu with or junior to this Note. The Company shall give the Holder of this Note, the Trustee, the Remarketing Agent and the Calculation Agent notice of its selection or extension of an Extension Period at least one Business Day prior to the earlier of (i) the Record Date relating to the Interest Payment Date on which the Extension Period is to commence or relating to the Interest Payment Date on which an Extension Period that is being extended would otherwise terminate or (ii) the date the Company or Securities Trust is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization of the record date or the date distributions are payable.

                  The Company also shall be obligated to pay when due and without extension all additional amounts as may be required so that the net amount received and retained by the Holder of this Note (if the Holder is a Securities Trust) after paying taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority will not be less than the amounts such Holder would have received had no such taxes, duties, assessments, or other governmental charges been imposed.

                  Payment of the principal of and interest (including Additional Interest, if any) due at the Stated Maturity or earlier redemption of the Series E Notes shall be made upon surrender of the Series E Notes at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on an Interest Payment
Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 16 days prior to the date for payment by the Person entitled thereto.

                  The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture), and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided, and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

                  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

                  Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: ______ __, ____.

               ALABAMA POWER COMPANY


               By:
                    ------------------------------------------------
                        William B. Hutchins, III
                        Executive Vice  President,  Chief  Financial
                        Officer and Treasurer


Attest:



Assistant Secretary


                  {Seal of ALABAMA POWER COMPANY appears here}

                          CERTIFICATE OF AUTHENTICATION

                      This is one of the Notes referred to in the within-mentioned Indenture.

                                            JPMORGAN CHASE BANK,
                                            as Trustee


                                            By:
                                                 ---------------------------
                                                     Authorized Officer

                             (Reverse Side of Note)

                  This Note is one of a duly authorized issue of Junior Subordinated Notes of the Company (the "Notes"), issued and issuable in one or more series under a Subordinated Note Indenture, dated as of January 1, 1997, as heretofore supplemented and as supplemented by the Fourth Supplemental Indenture (the "Fourth Supplement Indenture") dated as of October 2, 2002 (collectively, the "Indenture") between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures incidental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes issued thereunder and of the terms upon which said Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof as Series E Junior Subordinated Notes due October 1, 2042 (the "Series E Notes") in the aggregate principal amount of up to $206,186,000. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

                  While the Preferred Securities are outstanding, (i) the Interest Rate, Interest Periods, Interest Payment Dates and associated terms relating to this Note shall be the same as the Distribution Rate, Distribution Periods, Distribution Payment Dates and associated terms relating to the Preferred Securities, established in Article 2 of the Fourth Supplemental Indenture and (ii) the Remarketing Procedures relating to this Note shall be the same as those procedures relating to the Preferred Securities, established in
Article 3 to the Fourth Supplemental Indenture.

                  If the Securities Trust is terminated and this Note is distributed to holders of Preferred Securities, subject to Section 103 of the Fourth Supplemental Indenture, the terms and procedures relating to the Preferred Securities established in Articles 2 and 3 of the Fourth Supplemental Indenture shall be directly applicable to this Note.

                  The Company shall have the right, subject to the terms and conditions of the Indenture, to redeem this Note on the last Interest Payment Date relating to a Fixed Rate Period and on any Interest Payment Date relating to a Floating Rate Period at the option of the Company, without premium or penalty, in whole, but not in part, at a Redemption Price equal to 100% of the principal amount to be redeemed plus accrued but unpaid interest, including any Additional Interest, if any, to the Redemption Date. Upon the occurrence of a Special Event (as defined below) at any time, the Company may, within 90 days following the occurrence thereof and subject to the terms and conditions of the Indenture, redeem this Note without premium or penalty, in whole, but not in part, at a Redemption Price equal to 100% of the principal amount thereof plus accrued but unpaid interest, including any Additional Interest, if any, to the Redemption Date. A Special Event may be a Tax Event or an Investment Company Act Event. "Tax Event" means that the Company and the Administrative Trustees shall have received an Opinion of Counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or
(b) any amendment to, or change in, an interpretation or application of such laws or regulations, there is more than an insubstantial risk that (i) the related Securities Trust would be subject to United States federal income tax with respect to income accrued or received on the Series E Notes, (ii) interest payable on the Series E Notes would not be deductible by the Company for United States federal income tax purposes, or (iii) the related Securities Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges, which change or amendment becomes effective on or after the Original Issue Date. "Investment Company Act Event" means that the Company shall have received an Opinion of Counsel to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the related Securities Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended, which change becomes effective on or after the Original Issue Date.

                  If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged at the office or agency of the Company.

                  This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York.

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -    as tenants in     UNIF GIFT MIN ACT -   ____ Custodian ____
             Common                              (Cust)             (Minor)


TEN ENT -    as tenants by the             Under Uniform Gifts to Minors Act
             Entireties


JT TEN -     as joints tenants with
             right of survivorship                      (State)
             and not as tenants in
             common




    Additional abbreviations may also be used though not on the above list.

                  FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto __________ (please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:  ________________       __________________________________


                               NOTICE:  The signature to
                                        this assignment
                                        must correspond
                                        with the name as
                                        written upon the
                                        face of the within
                                        instrument in
                                        every particular
                                        without alteration
                                        or enlargement, or
                                        any change
                                        whatever.

                                    EXHIBIT B

                          CERTIFICATE OF AUTHENTICATION

  This is one of the Notes referred to in the within-mentioned Indenture.


                                 JPMORGAN CHASE BANK,
                                   as Trustee


                                 By:
                                      -----------------------------
                                          Authorized Officer